UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 11, 2021

HYCROFT MINING HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-38387	82-2657796
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8181 E. Tufts Avenue, Suite 510 Denver, Colorado		80237
(Address of Principal Executive Offices)		(Zip Code)

(303) 253-3267
Registrant's telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HYMC	The Nasdaq Capital Market
Warrants to purchase Common Stock	HYMCW	The Nasdaq Capital Market
Warrants to purchase Common Stock	HYMCZ	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of
Principal Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2021, Hycroft Mining Holding Corporation (the “Company”) announced the appointment of John (Jack) William Henris, 57, as Executive Vice President and Chief Operating Officer, effective January 11, 2021.

Mr. Henris has over 35 years of experience in the gold and silver mining industry. Prior to joining the Company, Mr. Henris served since December 2019 as a Senior Consultant at Stantec Consulting Services where he managed the technical and professional services (including mine planning, engineering support, cost estimating, scheduling and cost control services) required for the development of surface and underground mining studies. Prior to that, from April 2019 to September 2019, he was General Manager of McEwen Mining, Inc., a Canadian gold and silver mining company (NYSE: MUX), where he was responsible for all operations at the Gold Bar Mine. Prior to McEwen Mining, Mr. Henris was the Vice President of Mining - Geotechnical at Goldcorp, Inc. (NYSE: GG; TSX: G) from December 2017 to April 2019. From April 2013 until September 2017, Mr. Henris was the General Manager at two operations for Newmont Mining Company (NYSE: NEM; TSX: NGT). At Newmont, he was responsible for surface and underground mines, processing facilities, including roasting, flotation and oxide milling and heap leachpads. Mr. Henris has a Bachelor of Science in Geological Engineering from the South Dakota School of Mines and Technology.

The Company entered into an employment agreement dated as of January 11, 2021 (the “Employment Agreement”) with Mr. Henris which provides for a three-year term as Executive Vice President and Chief Operating Officer, following which he shall be deemed to be an at-will employee during the continuation of his employment by the Company. Under the terms of the Employment Agreement, Mr. Henris is entitled to an annual base salary of $350,000, an annual cash incentive bonus initially set at 60% of his annual base salary at target, and an initial long-term equity incentive award having a value of $250,000. The initial long-term equity incentive will be granted on the effective date of his employment, January 11, 2021, will be in the form of restricted stock units (“RSUs”) and will consist of that number of RSUs determined by dividing $250,000 by the closing stock price of the Company’s Common Stock on the effective date of grant. Such RSUs will vest on the fourth anniversary of the date of grant, subject to Mr. Henris’ continued employment by the Company through the vesting date and subject to any provisions of the grant relating to retirement, disability, change of control and other matters. Mr. Henris will also be eligible to participate in equity-based compensation plans, initially targeted at 150% of his base salary, with such equity awards to be in the form as is determined by the Compensation Committee of the Company’s Board for senior officers.

The foregoing description of the Employment Agreement and the RSUs do not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement and the Form of Initial Restricted Stock Unit Agreement (Time Vesting), which are attached to this Current Report on Form 8-K as Exhibit 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release announcing Mr. Henris’ appointment described above. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits
The list of exhibits is set forth on the Exhibit Index of this Current Report on Form 8-K and is incorporated herein by reference.
EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement dated January 11, 2021 between Hycroft Mining Holding Corporation and Jack Henris.
10.2	Form of Initial Restricted Stock Unit Agreement (Time-Vesting).
99.1	Press Release of Hycroft Mining Holding Corporation dated January 12, 2021 (furnished pursuant to Regulation FD)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 11, 2021	Hycroft Mining Holding Corporation

By: /s/ Stanton Rideout
Stanton Rideout Executive Vice President & Chief Executive Officer